UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2016

R.R. Donnelley & Sons Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4694	36-1004130
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On November 2, 2016 (the “Redemption Date”), R.R. Donnelley & Sons Company (“R.R. Donnelley”), completed the redemption of all of the outstanding $155,171,000 principal amount of its 6.125% notes due 2017 (the “2017 Notes”) issued pursuant to the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of January 8, 2007, which supplements the Indenture, dated as of January 3, 2007, between R.R. Donnelley and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as Trustee, at a redemption price equal to $1,011.33 per $1,000 principal amount of the 2017 Notes, plus accrued and unpaid interest thereon to the Redemption Date. As a result, R.R. Donnelley terminated, cancelled, and discharged all of its obligations under the 2017 Notes and has no further obligations under the First Supplemental Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.R. Donnelley & Sons Company

Date: November 2, 2016	By:	/s/ Deborah L. Steiner
	Name:	Deborah L. Steiner
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer